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                          [Latham & Watkins Letterhead]

                                                                     EXHIBIT 5.1


                                  May 15, 2000


NeoTherapeutics, Inc.
157 Technology Drive
Irvine, California 92612


                Re: Registration of 6,348,892 shares of common stock, par value $.001 per share, of NeoTherapeutics, Inc., pursuant to a Registration Statement on Form S-3

Ladies and Gentlemen:

               In connection with the registration for resale of 6,348,892 shares of common stock, par value $.001 per share, of NeoTherapeutics, Inc., a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended, on Form S-3 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below. The shares being registered for resale include: (i) 520,324 shares of common stock which were sold to Montrose Investments Ltd. and Strong River Investments Ltd. (the "Investors") pursuant to a Securities Purchase Agreement dated February 25, 2000 among the Company and the Investors (the "Shares"); (ii) 104,000 shares of common stock which are currently issuable upon exercise of outstanding warrants issued to the Investors on February 25, 2000 (the "Closing Warrants"); (iii) 1,234,568 shares of common stock which may be issuable upon conversion of convertible debentures sold to the Investors on April 6, 2000 (the "Debentures"); (iv) 315,000 shares of common stock which may be issuable upon exercise of Class A Warrants issued to the Investors on April 6, 2000 (the "Class A Warrants"); (v) 4,000,000 shares of common stock which may be issuable upon exercise of Class B Warrants issued to the Investors on April 6, 2000 (the "Class B Warrants"); and (vi) 175,000 shares of common stock currently issuable upon exercise of finder's warrants issued to Brighton Capital, Ltd. as of January 29, 1999, November 19, 1999, February 25, 2000 and April 6, 2000 (the "Finder's Warrants") (the Closing Warrants, Class A Warrants, Class B Warrants and Finder's Warrants are referred to herein collectively as the "Warrants").


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LATHAM & WATKINS

May 15, 2000
Page 2


               We have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

               In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

               We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware (including statutory and reported decisional law), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any other local agencies within the state.

               Subject to the foregoing, and assuming that the full consideration for each share issuable upon exercise of the Warrants is received by the Company in accordance with the terms of the Warrants and assuming conversion of the Convertible Debentures in accordance with their terms, it is our opinion that the Shares are, and the shares of common stock issuable upon conversion of the Debentures and exercise of the Warrants, when issued, will be, validly issued, fully paid and nonassessable securities of the Company.

               This opinion is rendered only to the Company and is solely for the benefit of the Company in connection with the transaction covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon, by any other person, firm or corporation for any purpose, without our prior written consent.

               We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."


                                                   Very truly yours,


                                                   /s/ Latham & Watkins